As filed with the Securities and Exchange Commission on January 31, 2017
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3327894 (I.R.S. Employer Identification No.)

12808 Gran Bay Parkway West Jacksonville, Florida (Address of Principal Executive Offices)	32258 (Zip Code)
_____________________________________

Web.com Group, Inc. 2017 DonWeb Inducement Award Plan
(Full title of the plan)
_____________________________________
David L. Brown
Chief Executive Officer
Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, Florida 32258
(Name and address of agent for service)
(904) 680-6600
(Telephone number, including area code, of agent for service)
_____________________________________

Copies to:
Nancy H. Wojtas
James F. Fulton, Jr.
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	131,382 shares	$19.8625	$2,609,575	$303

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2017 DonWeb Inducement Award Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)
Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on January 25, 2017.

PART II

ITEM 3. INCORPORATION BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, are incorporated by reference into this Registration Statement:

(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, from its Definitive Proxy Statement on Form 14A for its 2016 Annual Meeting of Stockholders, filed with the SEC on April 1, 2016;

(c)the Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2016, August 8, 2016, and November 8, 2016;

(d)the Registrant’s Current Reports on Form 8-K filed with the SEC on February 12, 2016, February 17, 2016, March 11, 2016, May 12, 2016, and June 13, 2016 and Form 8-K/A filed with the SEC on May 23, 2016 ;

(e)the description of the Registrant’s common stock in its Registration Statement on Form 8-A filed with the SEC on October 31, 2005, including any amendment or report filed for the purpose of updating such description; and

(f)all other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which reports and documents shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAME EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.

The Registrant’s amended and restated certificate of incorporation and bylaws include provisions which (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware Law and (ii) require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and executive officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the Registrant’s best interests or the best interests of the Registrant’s stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of the Registrant’s directors or executive officers, provided, among other things, that such person’s conduct was not knowingly fraudulent or deliberately dishonest or constituted willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
4.3(3)	Certificate of Ownership and Merger
4.4(4)	Specimen Stock Certificate
5.1 (5)	Opinion of Cooley LLP
23.1(5)	Consent of Independent Registered Certified Public Accounting Firm
23.2(5)	Consent of Independent Registered Public Accounting Firm
23.3(5)	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.
99.1(5)	Web.com Group, Inc. 2017 DonWeb Inducement Award Plan

(1)	Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-124349), filed with the SEC on April 27, 2005, as amended, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on February 10, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on October 30, 2008, and incorporated by reference herein.

(4)	Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on October 30, 2008, and incorporated by reference herein.

(5)	Filed herewith.

ITEM 9.    UNDERTAKINGS.

1.	The Registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)Any other communication that is an offer in the offering made by the Registrant to the purchaser.
2.The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act of 1933, amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on January 31, 2017.
WEB.COM GROUP, INC.

By:    /s/ David L. Brown
______________________
    David L. Brown
    Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Brown, Kevin M. Carney and Matthew P. McClure, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Brown David L. Brown	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2017
/s/ Kevin M. Carney	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2017
Kevin M. Carney
/s/ Timothy P. Cost Timothy P. Cost	Director	January 31, 2017
/s/ Hugh Durden Hugh Durden	Director	January 31, 2017
/s/ Philip J. Facchina Philip J. Facchina	Director	January 31, 2017
/s/ John Giuliani John Giuliani	Director	January 31, 2017
/s/ Timothy I. Maudlin Timothy I. Maudlin	Director	January 31, 2017
/s/ Robert S. McCoy, Jr. Robert S. McCoy, Jr.	Director	January 31, 2017
/s/ Deborah H. Quazzo Deborah H. Quazzo	Director	January 31, 2017

EXHIBIT INDEX
ITEM 8.    EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation
4.2(2)	Amended and Restated Bylaws
4.3(3)	Certificate of Ownership and Merger
4.4(4)	Specimen Stock Certificate
5.1 (5)	Opinion of Cooley LLP
23.1(5)	Consent of Independent Registered Certified Public Accounting Firm
23.2(5)	Consent of Independent Registered Public Accounting Firm
23.3(5)	Consent of Independent Registered Public Accounting Firm
23.4	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.
99.1(5)	Web.com Group, Inc. 2017 DonWeb Inducement Award Plan

(1)	Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-124349), filed with the SEC on April 27, 2005, as amended, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on February 10, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on October 30, 2008, and incorporated by reference herein.

(4)	Filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-51595), filed with the SEC on October 30, 2008, and incorporated by reference herein.

(5)	Filed herewith.